UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2012

Astec Industries, Inc.
 (Exact name of registrant as specified in its charter)

Tennessee	001-11595	62-0873631
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1725 Shepherd Road
Chattanooga, Tennessee 37421
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (423) 899-5898

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On November 30, 2012, the previously announced agreement between Astec Industries, Inc. (the “Company”) and The Charles Machine Works, Inc. (“Buyer”) regarding the sale by the Company to Buyer of all of the outstanding stock of American Augers, Inc., a subsidiary of the Company, was consummated.   The $43,577,000 purchase price relating thereto was paid in cash and is subject to normal post-closing adjustments.

The Company expects that the previously announced related agreement regarding its sale to Buyer of certain assets related to the Trencor large trencher product line of the Company’s subsidiary, Astec Underground, Inc., will be consummated in early December 2012.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 6, 2012	ASTEC INDUSTRIES, INC.
By:/s/ David C. Silvious David C. Silvious Vice President and Chief Financial Officer (Principal Financial Officer)